Exhibit 10.2

DEPOSIT ACCOUNT CONTROL AGREEMENT

This DEPOSIT ACCOUNT CONTROL AGREEMENT (this “Agreement”) dated as of August 31, 2010, is by and among each of the secured parties listed on Schedule 1 attached hereto (each, individually, a “Secured Party” and collectively, “Secured Parties”), with offices at the respective addresses set forth on Schedule 1, EcoBlu Products, Inc., with offices at 909 West Vista Way, Vista, CA 92083 (the “Company”), and Metropolitan Capital Bank, with an office at Nine East Ontario, Chicago, Illinois 60611 (the “Bank”).

RECITALS

WHEREAS, Company has granted each Secured Party a separate security interest in all of Company’s assets, including the deposit accounts maintained by Bank for Company more particularly described below; and

WHEREAS, the parties are entering into this agreement to perfect each Secured Party’s security interest in such accounts and to provide for a Secured Party’s authority to exercise control over each such account.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.           The Deposit Accounts. Bank maintains deposit account number [___________] for the Company (the “Account”), which is a non-interest bearing account. All parties hereto agree that the Account is a “deposit account” within the meaning of Article 9 of the Uniform Commercial Code (the “UCC”).  To the best knowledge of the Bank, Bank does not know of any claim to or interest in the Account except for the claims and interests of the parties referred to in this Agreement.

2.           Control by Secured Parties. Bank and Company agree that: (a) Company is not permitted to withdraw funds (whether available, collected or otherwise) from or exercise any authority of any kind with respect to the Account (including, without limitation, the disposition of funds (whether available, collected or otherwise) in the Account); (b) Bank shall not comply with instructions or directions of Company with respect to the Account; and (c) the Secured Parties shall have the exclusive authority to dispose of (which, for clarification purposes, includes, without limitation, withdrawing), or direct the disposition of, collected funds from the Account. Notwithstanding anything contained herein to the contrary, the parties hereto expressly acknowledge and agree that the Company hereby authorizes Bank to, and Bank shall comply with any and all instructions and/or directions of each Secured Party delivered from time to time with respect to the Account (including, without limitation, disposition of funds within the Account) without further consent of Company. Each Secured Party agrees to provide all information to the Bank regarding such Secured Party that is required to be provided to the Bank under applicable law, and the Bank agrees to keep all such information confidential.

3.           Limitation on Right of Offset. Bank hereby agrees that, so long as this Agreement is in effect, it will not exercise or claim any right of set-off, offset or bankers lien against the Account or any funds on deposit therein, and Bank hereby further waives during the term of this Agreement any such right or lien which it may have against any of the funds deposited in the Account, except to the extent expressly set forth below. Without limiting the generality of the foregoing, Bank hereby agrees that (a) Bank shall have no right of set-off or offset, no bankers lien and no other right to apply any funds from the Account to any loan, letter of credit or lease obligation owing by Company to Bank, or any interest, fees, costs, or expenses in connection with any such loan, letter of credit or lease obligation, and (b) the duties and obligations of Bank hereunder shall remain in full force and effect notwithstanding any default or event of default by Company under any such loan, letter of credit or lease obligation to Bank.  Notwithstanding the foregoing, Bank may charge the Account for any items deposited in the Account which are returned for any reason or otherwise not collected and for all usual and customary service charges, fees and expenses.

4.           Statements, Confirmations and Notices of Adverse Claims. Bank will send copies of all statements concerning the Account simultaneously to each of Company and any Secured Party that provides Bank a written request for copies of such statements, all such statement copies to be delivered to the respective addresses set forth on Schedule 1. Upon receipt of written notice of any lien, security interest, encumbrance or adverse claim against the Account or any funds credited thereto, Bank will promptly notify Secured Parties and Company thereof. Bank will also provide to any Secured Party such information (including, without limitation, bank statements) regarding the Account as any such Secured Party may reasonably request from time to time.

5.           Bank’s Responsibility.   Bank shall have no responsibility or liability to (a) Company for complying with any instructions or directions concerning the Account originated by any Secured Party, and shall have no responsibility to investigate the appropriateness of any such instruction or direction, even if Company notifies Bank that any one or more Secured Parties is not legally entitled to originate any such instruction or direction, or (b) any Secured Party for complying with instructions or directions concerning the Account originated by any other Secured Party, and shall have no responsibility to investigate the appropriateness of any such instruction or direction, even if a Secured Party notifies Bank that such other Secured Party is not legally entitled to originate any such instruction or direction, unless, in either such case, Bank takes the action after it is served with an injunction, restraining order or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process. This Agreement does not create any obligation of Bank except for those expressly set forth in this Agreement. Bank may rely on notices and communications that it believes have been given by the appropriate party.

6.           Indemnity. Company and each of the Secured Parties, jointly and severally, hereby agree to indemnify and hold harmless Bank, its directors, officers, agents, attorneys and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorneys’ fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by Bank’s gross negligence or willful misconduct.

7.           Customer Agreement. In the event of a conflict between this Agreement and any other agreement between Bank and Company relating to the Account, the terms of this Agreement will prevail.

8.           Termination. This Agreement shall continue in effect until Secured Parties have notified Bank in writing that this Agreement is terminated. Upon receipt of such notice, the obligations of Bank hereunder with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, no Secured Party shall have any further right to originate instructions concerning the Account.

9.           Complete Agreement; Amendments. This Agreement and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties solely with respect to the subject matter hereof, and supersede any prior agreement and contemporaneous oral agreements of the parties solely with respect to such subject matter. No amendment, modification or (except as otherwise specified in Section 8 above) termination of this Agreement, nor any assignment of any rights hereunder (except to the extent contemplated under Section 12 below), shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought. For clarification purposes, the Recitals are part of this Agreement.

10.           Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Illinois.

11.           Severability. To the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted.

12.           Successors and Assigns.  The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement may be assigned by any Secured Party to any successor of such Secured Party, provided that written notice thereof is given by such Secured Party to Bank. This Agreement may not be assigned by the Company without the prior written consent of each Secured Party.

13.           Notices. Except as otherwise expressly provided herein, any notice, order, instruction, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by facsimile or other electronic means and electronic confirmation of error-free receipt is received, upon receipt when delivered by overnight courier service or upon receipt of notice sent by certified or registered United States mail, return receipt requested, postage prepaid, sent to the party at the address or facsimile number set forth next to such party’s name in the introductory paragraph of this Agreement or Schedule 1, as applicable. Any party may change its address for notices by sending notice to the other parties in the manner set forth above.

14.           Jury Waiver. TO THE EXTENT PERMITTED BY APPLICABLE LAW, COMPANY, BANK AND EACH SECURED PARTY WAIVE THEIR RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS, REMEDIES, OBLIGATIONS, OR DUTIES HEREUNDER, OR THE PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

15.           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

16.           Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

17.           Agreement Among Secured Parties. Each Secured Party acknowledges and agrees that, as among the Secured Parties, each Secured Party’s right to exercise remedies hereunder and issue any instruction or directions shall be subject to all of the provisions set forth in that certain Security Agreement, dated as of March 26, 2010, by and among the Secured Parties, Company, and certain other grantors, as may be amended, restated or otherwise modified from time to time (the “Security Agreement”) and/or any other agreements by and among Secured Parties regarding the Account. The foregoing is not intended to confer any rights or benefits upon Company or any other person or entity, except Secured Parties, and no person or entity (including, without limitation, Company) other than Secured Parties shall have any right to enforce any of the provisions of this Section 17.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Deposit Account Control Agreement as of the day and year first above written.

BANK:

METROPOLITAN CAPITAL BANK

By:
Name:
Title:

COMPANY:

ECOBLU PRODUCTS, INC.

By:
Name:
Title:

SECURED PARTIES: IROQUOIS MASTER FUND LTD. By: . Name: Joshua Silverman Title: Authorized Signatory

SECURED PARTIES: [OTHER SECURED PARTIES] By: . Name: Title: